Exhibit 99.1

MICROTUNE COMPLETES ACQUISITION OF AUVITEK

PLANO, Texas, July 31, 2009 — Microtune(R), Inc. (NASDAQ: TUNE) today announced it has completed its acquisition of privately held Auvitek International, Ltd. Auvitek, a developer of demodulation integrated circuits, adds new technology, intellectual property, engineering talent and an enhanced China market presence to Microtune. It increases the depth and diversity of Microtune’s product portfolio for the worldwide digital television (DTV) marketplace, enabling the Company to offer complete receiver front-end solutions to its customers.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide consumer electronics and automotive electronics markets. Inventor of the MicroTuner(TM) single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of appliances and applications. The Company currently holds 83 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

FORWARD-LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. Such forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of the acquisition of Auvitek and statements about the benefits of the acquisition of Auvitek, including future financial and operating results. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, complete the acquisition of Auvitek on the anticipated schedule, forecast customer demand and manage inventory levels (including forecasting customer demand of Auvitek’s products), control and budget expenses, protect proprietary technology and intellectual property, successfully integrate and manage Auvitek, and successfully prosecute and defend any pending or future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected financial results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

TRANSLATIONS

Microtune has only reviewed the English-language version of this press release for accuracy and is not responsible for the accuracy of statements in subsequently translated versions of this document. Readers are strongly advised to review the English-language version of this press release.

EDITOR’S NOTE

Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. Copyright © 2009 Microtune, Inc. All rights reserved.

Media

Kathleen Padula, 972-673-1811

kathleen.padula@microtune.com

or

Investor Relations

Jeff Kupp, 972-673-1610

ir@microtune.com